     As filed with the Securities and Exchange Commission on May 13, 1999
                                                       Registration No. ________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               _________________


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               _________________

                         STANCORP FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

                               _________________

     OREGON                                                     93-1253576
(State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                           Identification No.)


                              1100 SW SIXTH AVENUE
                            PORTLAND,  OREGON  97204
                         (Address, including zip code,
                        of Principal Executive Offices)

                               __________________

        STANCORP FINANCIAL GROUP, INC. 1999 EMPLOYEE SHARE PURCHASE PLAN
                              (Full title of plan)
                              ___________________

                                J. GREGORY NESS
                          VICE PRESIDENT AND SECRETARY
                         STANCORP FINANCIAL GROUP, INC.
                              1100 SW SIXTH AVENUE
                              PORTLAND,  OR 97204
                                 (503) 321-7000
           (Name, address, and telephone number of agent for service)


                                    Copy to:

                                 Ruth A. Beyer
                                Stoel Rives LLP
                        900 SW Fifth Avenue, Suite 2600
                          Portland, Oregon 97204-1268

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------
                                                        Proposed
                                       Proposed          Maximum
  Title of                              Maximum          Aggregate
Securities to Be   Amount to be      Offering Price    Offering Price        Amount of
  Registered        Registered        Per Share (1)        (1)            Registration Fee
------------------------------------------------------------------------------------------
Common Stock       1,000,000 Shares   $20.134375       $20,134,375         $5,598
 no par value
------------------------------------------------------------------------------------------

(1) The proposed maximum offering price per share and proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on the average of the high and low prices of the Common Stock on May 6, 1999 as reported in The Wall Street Journal for New York Stock Exchange issues. The 1999 Employee Share Purchase Plan establishes a purchase price based on 85 percent of the fair market value of a share of StanCorp Financial Group, Inc. Common Stock. Therefore, calculation of the registration fee for the shares is based on 85 percent of $23.6875, which was the average of the high and low prices of the Common Stock on May 6, 1999 as reported in The Wall Street Journal on the New York Stock Exchange.

                                   PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents By Reference.
          ---------------------------------------

               The following documents filed by StanCorp Financial Group, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated herein by reference:

               (a) The Registrant's latest annual report filed pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

               (c) The description of the authorized capital stock of the Registrant contained in the Registrant's registration statement filed under
     Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

               All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          -------------------------

               Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

               Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

        Article 6 of the Registrant's Articles of Incorporation (the "Articles"), authorizes indemnification of current or former directors or officers of the Registrant to the fullest extent permitted by law. The Bylaws of the Registrant require indemnification of officers and directors to the fullest extent permitted by the Oregon Business Corporation Act (the "Act"). The effects of the Articles, the Bylaws and the Act (the "Indemnification Provisions") are summarized as follows:

               (a) The Indemnification Provisions grant a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Registrant) against expenses (including attorney fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, was not adjudged liable on the basis of receipt of an improper personal benefit and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not meet the required standards of conduct.

               (b) The Indemnification Provisions grant a right of indemnification in respect of any action or suit by or in the right of the Registrant against the expenses (including attorney fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Registrant, except that no right of indemnification will be granted if the person is adjudged to be liable to the Registrant.

               (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right.

               (d) Because the limits of permissible indemnification under Oregon law are not clearly defined, the Indemnification Provisions may provide indemnification broader than that described in (a) and (b).

               (e) The Registrant may advance to a director or officer the expenses incurred in defending any action, suit or proceeding in advance of its final disposition if the director or officer affirms in good faith that he or she has met the standard of conduct to be entitled to indemnification as described in (a) or (b) above and undertakes to repay any amount advanced if it is determined that the person did not meet the required standard of conduct.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

     The Registrant maintains insurance for the protection of its directors and officers against any liability asserted against them in their official capacities. The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

               Not Applicable.

Item 8.  Exhibits.
         --------

               4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, dated April 21, 1999).

               4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-72521).

               5.1  Opinion of Stoel Rives LLP.

              23.1  Consent of Deloitte & Touche LLP.

              23.2  Consent of Stoel Rives LLP (included in Exhibit 5.1).

              24.1  Powers of Attorney.

Item 9.   Undertakings.
          ------------

          (a)  The Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon on May 5, 1999.

                         STANCORP FINANCIAL GROUP, INC.


                         By:    /s/ Ronald E. Timpe
                            -----------------------------------------
                            Name:   Ronald E. Timpe
                            Title:  Chairman of the Board, President,
                                    Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 5, 1999.

       Signature                           Title
       ---------                           -----
/s/ Ronald E. Timpe
___________________________     Chairman of the Board, President, Chief Executive Officer
Ronald E. Timpe                  and Director
                                 (Principal Executive Officer)
          *
___________________________     Senior Vice President, Chief Financial Officer
Eric E. Parsons                  (Principal Financial Officer)

          *
___________________________     Vice President, Corporate Secretary
J. Gregory Ness

          *
___________________________     Assistant Vice President, Controller
Patricia J. Brown                (Principal Accounting Officer)

          *
___________________________     Director
Virginia L. Anderson

           *
___________________________     Director
Frederick W. Buckman

           *
___________________________     Director
John E. Chapoton

           *
___________________________     Director
Barry J. Galt

           *
___________________________     Director
Richard Geary

           *
___________________________     Director
Peter T. Johnson

           *
___________________________     Director
Peter O. Kohler

           *
___________________________     Director
Jerome J. Meyer

           *
___________________________     Director
Ralph R. Peterson

           *
___________________________     Director
E. Kay Stepp

       *
___________________________     Director
William Swindells

       *
___________________________     Director
Michael G. Thorne

       *
___________________________     Director
Franklin E. Ulf

       *
___________________________     Director
Benjamin R. Whiteley


*By: /s/ Ronald E. Timpe
    _______________________
     Ronald E. Timpe
     Attorney-in-Fact

                                 EXHIBIT INDEX


Exhibit
Number    Document Description
------    --------------------

4.1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, dated April 21, 1999).

4.2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-72521).

5.1       Opinion of Stoel Rives LLP.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Stoel Rives LLP (included in Exhibit 5.1).

24.1      Powers of Attorney